EXHIBIT 99.1

Contacts:
Rachael Scherer Medtronic Investor Relations
763-505-2694

Rob Clark
Medtronic Public Relations
763-505-2635

Yvan Deurbroeck
Medtronic International
+41 21 802 7574
FOR IMMEDIATE RELEASE
MEDTRONIC REPORTS SECOND QUARTER REVENUE GROWTH OF 15%
AND 23% GROWTH IN DILUTED EPS BEFORE SPECIAL ITEMS
After Special Items, As Reported Diluted EPS of $0.67 Increased 52%
•	Implantable Cardioverter Defibrillator (ICD) Revenues Grew 34%; Worldwide Market Share Continued to Increase

•	Spinal Continued Track Record of Strong Growth with Revenues Up 20%

•	Diabetes Revenues Grew 17%

•	Quarterly Vascular Revenues Reflect Positive Acceptance of the Endeavor Drug Eluting Coronary Stent in Europe

•	Favorable Resolution of Internal Revenue Service (IRS) Tax Audit Resulted in $225 Million Tax Reversal and Tax Rate Reduction
MINNEAPOLIS — November 16, 2005 — Medtronic, Inc. (NYSE: MDT) today announced record revenues for the quarter ended October 28, 2005 of $2.765 billion, a 15 percent increase over the $2.400 billion recorded in the second quarter of fiscal year 2005. As reported, second quarter actual earnings were $816.5 million or $0.67 per diluted share, an increase of 52 percent over the prior year second quarter. Before special items, second quarter net earnings of $657.1 million, or $0.54 per diluted share, increased 23 percent over net earnings of $535.7 million and $0.44 per diluted share recorded in the same period last year.

“Balanced growth across the corporation was again led by implantable defibrillators and spinal products”, said Art Collins, chairman and chief executive officer of Medtronic. “Very solid growth momentum has continued throughout the year and reflects the impact of the investments which have been made and that are continuing. As a result, the corporation is well positioned to maintain strong financial performance going forward.”
Factors to Consider When Reviewing Financial Performance
During the second quarter, Medtronic recorded net after-tax, special items of $159.4 million of benefit, which included a pre-tax $100.0 million donation ($65.6 million after-tax) to the Medtronic Foundation and a $225.0 million tax benefit associated with favorable resolution of field audits with the Internal Revenue Service (IRS) involving fiscal years 1997 through 2002. As a result of these finalized field audits with the IRS, Medtronic’s effective tax rate for the full fiscal year 2006, before special and IPR&D charges, is expected to be reduced to 26 percent from 28 percent. The effective rate reflected in the second quarter has been adjusted to annualize this new effective tax rate.
Reflecting the strengthening dollar, foreign currency translation had a negative effect on second quarter revenues of $3.3 million compared to the prior year second quarter.
Cardiac Rhythm Management Business
Cardiac Rhythm Management (CRM) quarterly revenues were $1.289 billion, representing growth of 17 percent over the same period last fiscal year. ICD revenues were $733 million in the quarter, a 34 percent increase over the same period last fiscal year. ICD revenue gains underscore the strength of Medtronic’s ICD product line and sales and support teams. Market share gains in the quarter also reflect, in part, the changing competitive dynamics in the marketplace. Quarterly pacing revenues were $459 million in the quarter, up five percent over the same period last year. This reflects a return to growth in pacing driven by new products released in the previous two quarters. Medtronic’s Emergency Response Systems business reported revenues of $81 million, a decrease of 21 percent, which was the result of vendor supply issues. CRM highlights included:
•	Medtronic’s InSync Sentry™ CRT-D system, with OptiVol™ Fluid Status Monitoring, continued to be well received by physicians and now represents the majority of Medtronic CRT-D units sold worldwide. These products, combined with the recently released EnRhythm ICD and Intrinsic families, helped drive worldwide and U.S. ICD market share.

•	The introduction of the EnRhythm® pacemaker with the unique Managed Ventricular Pacing (MVP) feature has contributed to improved U.S. pacing market. In addition, global pacing revenue growth benefited from Japanese regulatory approval of the Kappa® 900 family during the quarter.

•	Medtronic’s Pre-Market Approval (PMA) submission for the Chronicle® implantable hemodynamic monitor has been accepted and granted “expedited review” status by the U.S. Food and Drug Administration (FDA). The PMA will also support Chronicle™ ICD — a Chronicle® device with ICD therapy.

•	The company announced the approval of its CardioSight™ Service, an in-clinic data access tool available to physicians treating heart failure patients.

•	The Medtronic CareLink® Network continued to expand, surpassing the milestone of 50,000 patients who are now being monitored by over 600 clinics.
Spinal, ENT and Navigation Businesses
Spinal / Ear, Nose and Throat (ENT) / Navigation revenues for the quarter were $603 million, representing 19 percent growth over the same period last fiscal year. Spinal revenues of $516 million increased 20 percent over the same period last fiscal year maintaining a track record of strong growth and market share improvement. Highlights included:
•	Medtronic filed a PMA for AMPLIFY™ rhBMP-2, which has a different formulation and carrier of rhBMP-2 designed specifically for posterolateral applications. Spinal biologics revenues increased in excess of 30% over the same period last fiscal year.

•	In markets outside the United States, Medtronic’s portfolio of dynamic stabilization products, which includes the DIAM™ System, the MAVERICK™ and O-MAV™ Artificial Lumbar Discs and the PRESTIGE® LP and BRYAN®

Cervical Discs, continued to gain momentum and collectively hold the number one market position in Europe.

•	During the quarter, several innovative new products were introduced, including the CD HORIZON Sextant® II, a percutaneous thoracolumbar stabilization system; METRX™ II, a streamlined microdiscectomy set; and TSRH Silo®, a side-loading thoracolumbar stabilization system.
Neurological and Diabetes Businesses
Neurological and Diabetes quarterly revenues of $487 million increased 13 percent over the same quarter one year ago. Total Neurological revenues were $309 million in the quarter, an 11 percent growth over the same quarter last year. Diabetes revenues were $178 million, a 17 percent increase over the same quarter last fiscal year. Highlights from the quarter included:
•	Revenues from the RESTORE™ Rechargeable Neurostimulation System benefited from the September introduction of a flexible extender, which allows for easier device replacement. RESTORE is estimated to hold the leading market share position in the rapidly growing rechargeable segment of the market.

•	In August, Medtronic acquired Image-Guided Neurologics Inc. (IGN), a privately held company specializing in precision navigation and delivery technologies for brain surgery.

•	The company initiated a controlled market release of the Guardian® RT Continuous Glucose Monitoring System in the U.S., Canada and Europe. The system displays real-time glucose readings every five minutes and alarms when glucose levels become too high or low. Diabetes patients can now intervene earlier to maintain healthy glucose control, and print records for follow-up discussions with their healthcare providers.
Vascular Business
Vascular revenues of $225 million for the quarter represented 12 percent growth over the same period last fiscal year. Vascular highlights included:
•	The Endeavor™ Drug Eluting Coronary Stent was commercially released in over 85 countries outside the U.S. Market share increased as revenues of $36 million were recorded.

•	U.S. ENDEAVOR clinical trials were reported upon and enrollment gained momentum over the course of the quarter. Clinical results presented at the European Society of Cardiology (ESC) and the Transcatheter Cardiovascular Therapeutics (TCT) conference further expanded the medical evidence supporting the clinical performance of the Endeavor™ Drug Eluting Coronary Stent. In addition, the company filed its first PMA module for Endeavor with the U.S. FDA in early October and enrollment in the ENDEAVOR IV clinical trial is progressing as planned. The company remains on track for targeted U.S. approval in calendar year 2007.

•	Endovascular product lines, including the AneuRx® and Talent™ Stent Grafts for the treatment of abdominal and thoracic aortic aneurysms (AAA/TAA), grew 11% worldwide and maintained market leadership positions.
Cardiac Surgery Business
Cardiac Surgery revenues of $161 million in the quarter grew one percent over the same period last fiscal year. Highlights from the quarter included:
•	The Mosaic® and Mosaic® Ultra Heart Tissue Valves continued to drive growth in Medtronic’s tissue heart valve product line.

•	Cardiac Surgery Technologies (CST) revenues were led by market acceptance of the Cardioblate® BP Surgical Ablation Systems, which continues to be enhanced by the new Cardioblate® BP2 system.
Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company, alleviating pain, restoring health and extending life for people with chronic disease. Its Internet address is www.medtronic.com.
Webcast Information
Medtronic will host a webcast today, November 16 at 4:30 pm EST (3:30 CST), to provide information about its businesses for the public, analyst and news media. This quarterly webcast can be accessed by clicking on the Investor Relations link on the Medtronic home page at www.medtronic.com., and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Presentations & Transcripts” section of the Investor Relations homepage.

This press release contains forward-looking statements, including statements regarding clinical trials, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, general economic conditions and others described in Medtronic’s Annual Report on Form 10-K for the year ended April 29, 2005. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statement.
The BRYAN® Cervical Disc System incorporates technology developed by Gary K. Michelson, M.D.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	October 28,	April 29,
	2005	2005
	(in millions of dollars,
	except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$1,947.8	$2,232.2
Short-term investments	2,229.5	1,159.4
Accounts receivable, less allowances of $175.5 and $174.9, respectively.	2,316.2	2,292.7
Inventories	1,126.6	981.4
Deferred tax assets, net	81.5	385.6
Prepaid expenses and other current assets	417.4	370.2

Total current assets	8,119.0	7,421.5

Property, plant and equipment	3,707.2	3,628.6
Accumulated depreciation	(1,825.0)	(1,769.3)

Net property, plant and equipment	1,882.2	1,859.3

Goodwill	4,331.1	4,281.2
Other intangible assets, net	1,632.8	1,018.0
Long-term investments	1,346.0	1,565.7
Other assets	456.4	471.7

Total assets	$17,767.5	$16,617.4

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$2,835.1	$478.6
Accounts payable	340.7	371.8
Accrued compensation	598.3	542.2
Accrued income taxes	674.7	923.3
Other accrued expenses	450.3	1,064.1

Total current liabilities	4,899.1	3,380.0

Long-term debt	1,001.2	1,973.2
Deferred tax liabilities, net	370.9	478.1
Long-term accrued compensation	171.9	157.9
Other long-term liabilities	190.7	178.7

Total liabilities	6,633.8	6,167.9

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock — par value $1.00	—	—
Common stock — par value $0.10	120.7	121.0
Retained earnings	10,843.8	10,178.5
Accumulated other non-owner changes in equity	169.2	150.0

Total shareholders’ equity	11,133.7	10,449.5

Total liabilities and shareholders’ equity	$17,767.5	$16,617.4

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP EARNINGS
TO CONSOLIDATED NON-GAAP EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended			Three months ended
	October 28, 2005			October 29, 2004
	Before		U.S. GAAP	U.S. GAAP
	Special Charges	Special Charges (1)	As Reported	As Reported
Net sales	$2,765.4	$—	$2,765.4	$2,399.8

Costs and expenses:
Cost of products sold	694.8	—	694.8	584.8
Research and development expense	275.4	—	275.4	232.7
Selling, general, and administrative expense	903.2	—	903.2	772.0
Special charges	—	100.0	100.0	—
Other expense, net	40.5	—	40.5	62.9
Interest income	(13.4)	—	(13.4)	(7.1)

Total costs and expenses	1,900.5	100.0	2,000.5	1,645.3

Earnings (loss) before income taxes	864.9	(100.0)	764.9	754.5

Provision for income taxes	207.8	(259.4)	(51.6)	218.8

Net earnings	$657.1	$159.4	$816.5	$535.7

Earnings (loss) per share:
Basic	$0.54	$0.13	$0.68	$0.44

Diluted	$0.54	$0.13	$0.67	$0.44

Weighted average shares outstanding:
Basic	1,208.6		1,208.6	1,209.5
Diluted	1,222.5		1,222.5	1,221.4
(1)	- Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of special (such as certain litigation, restructuring charges, and certain tax adjustments) and IPR&D charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. In addition, Medtronic management uses results of operations before special and IPR&D charges to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP EARNINGS
TO CONSOLIDATED NON-GAAP EARNINGS
(Unaudited)
(in millions, except per share data)

	Six months ended			Six months ended
	October 28, 2005			October 29, 2004
	Before Special and	Special and	U.S. GAAP	U.S. GAAP
	IPR&D Charges	IPR&D Charges (1)	As Reported	As Reported
Net sales	$5,455.8	$—	$5,455.8	$4,745.9

Costs and expenses:
Cost of products sold	1,348.6	—	1,348.6	1,135.1
Research and development expense	538.6	—	538.6	462.4
Selling, general, and administrative expense	1,785.6	—	1,785.6	1,541.7
Special charges	—	100.0	100.0	—
Purchased in-process research and development (IPR&D)	—	363.8	363.8	—
Other expense	91.5	—	91.5	117.5
Interest income	(28.8)	—	(28.8)	(11.4)

Total costs and expenses	3,735.5	463.8	4,199.3	3,245.3

Earnings (loss) before income taxes	1,720.3	(463.8)	1,256.5	1,500.6

Provision for income taxes	447.3	(327.9)	119.4	435.2

Net earnings (loss)	$1,273.0	$(135.9)	$1,137.1	$1,065.4

Earnings (loss) per share:
Basic	$1.05	$(0.11)	$0.94	$0.88

Diluted	$1.04	$(0.11)	$0.93	$0.87

Weighted average shares outstanding:
Basic	1,209.6		1,209.6	1,209.3
Diluted	1,222.4		1,222.4	1,221.2
(1)	- Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of special (such as certain litigation, restructuring charges, and certain tax adjustments) and IPR&D charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. In addition, Medtronic management uses results of operations before special and IPR&D charges to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT
(Unaudited)
($ millions)

	FY 05	FY 05	FY 05	FY 05	FY 05	FY 06	FY 06	FY 06	FY 06	FY 06
	QTR 1	QTR 2	QTR 3	QTR 4	TOTAL	QTR 1	QTR 2	QTR 3	QTR 4	TOTAL

REPORTED REVENUE :

CARDIAC RHYTHM MANAGEMENT	$1,097	$1,104	$1,150	$1,265	$4,616	$1,268	$1,289	$—	$—	$2,557
Low Power Pacing	451	438	431	436	1,756	446	459	—	—	905
High Power Defibrillation	551	546	598	684	2,379	718	733	—	—	1,451
Emergency Response Systems	79	104	104	126	413	87	81	—	—	168
Other	16	16	17	19	68	17	16	—	—	33

SPINAL, ENT & NAVIGATION	$484	$506	$536	$599	$2,125	$589	$603	$—	$—	$1,192
Spinal Constructs	317	332	343	380	1,372	376	382	—	—	759
Spinal Biologics	89	99	107	118	413	128	134	—	—	261
Ear, Nose & Throat (ENT)	58	55	61	67	241	65	64	—	—	129
Navigation	20	20	25	34	99	20	23	—	—	43

NEUROLOGICAL and DIABETES	$408	$430	$460	$496	$1,794	$463	$487	$—	$—	$950
Neurological	170	179	184	206	739	186	204	—	—	389
Gastroenterology & Urology	42	45	49	52	188	49	48	—	—	97
Neurologic Technologies	50	53	56	59	218	55	57	—	—	112
Diabetes	146	153	171	179	649	173	178	—	—	352

VASCULAR	$196	$201	$221	$233	$851	$205	$225	$—	$—	$430
Stents	71	78	86	82	317	65	90	—	—	155
Other Coronary	71	71	77	89	308	81	78	—	—	160
Endovascular/Peripheral	54	52	58	62	226	59	57	—	—	115

CARDIAC SURGERY	$161	$159	$164	$185	$669	$165	$161	$—	$—	$327
Heart Valves	56	54	56	64	230	58	56	—	—	114
Perfusion	79	79	80	89	327	79	78	—	—	157
Cardiac Surgery Technologies	26	26	28	32	112	28	27	—	—	56

TOTAL	$2,346	$2,400	$2,531	$2,778	$10,055	$2,690	$2,765	$—	$—	$5,456

ADJUSTMENTS :

CURRENCY(1)	35	40	59	32	$166	26	(3)			$23

COMPARABLE OPERATIONS(1)	$2,311	$2,360	$2,472	$2,746	$9,889	$2,664	$2,768	$—	$—	$5,433

(1) — Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenues.